As filed with the Securities and Exchange Commission on August 12, 2014 Registration No.333-192228

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 7

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THREE FORKS, INC.

(Exact name of registrant as specified in its charter)

COLORADO (State or jurisdiction of incorporation or organization)	1381 (Primary Standard Industrial Classification Code Number)	45-4915308 (I.R.S. Employer Identification No.)

555 Eldorado Blvd., Suite 100, Broomfield, Colorado 80021/ Phone (303)404-2160

(Address and telephone number of principal executive offices)

W. Edward Nichols, Chief Executive Officer and Director

555 Eldorado Blvd., Suite 100, Broomfield, Colorado 80021/ Phone (303)404-2160

(Name, address and telephone number of agent for service)

COPIES OF ALL COMMUNICATIONS TO:

Michael A. Littman, Attorney at Law

7609 Ralston Road, Arvada, CO, 80002 phone 303-422-8127 / fax 303-431-1567

Approximate date of commencement of proposed sale to the public: As soon as possible after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[___]	Accelerated filer	[___]
Non-accelerated filer (Do not check if a smaller reporting company)	[___]	Smaller reporting company	[_X_]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common Stock by Selling Shareholders	3,637,028	$1.50	$5,455,542	$702.67 (2)

(1)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.
(2)	The Registration Fee of $702.67 was paid in November 2013.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We have expended, or will expend fees in relation to this registration statement as detailed below:

Expenditure Item	Amount
Attorney Fees	$13,000
Audit Fees	$7,500
Transfer Agent Fees	$2,000
SEC Registration and Blue Sky Registration fees (estimated)	$1,000
Printing Costs and Miscellaneous Expenses (estimated)	$1,500
Total	$25,000

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Colorado Revised Statutes and the bylaws.

Under the Colorado Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company’s Articles of Incorporation. Our Articles of Incorporation do not specifically limit the directors’ immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with us or our shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that it will indemnify the directors to the fullest extent not prohibited by Colorado law; provided, however, that we may modify the extent of such indemnification by individual contracts with the directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by the board of directors, (c) is provided by us, in sole discretion, pursuant to the powers vested under Colorado law or (d) is required to be made pursuant to the bylaws.

Our bylaws provide that it will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of us, or is or was serving at the request of us as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer except by reason of the fact that such officer is or was our director in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of us.

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ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

We have sold securities since inception (March 28, 2012) without registering the securities under the Securities Act of 1933 as shown in the following tables:

Shares Issued for Private Offerings

Since our inception in March 2012 through September 2012, we have shares of our common stock at a price of $0.01 per share in exchange for cash to the individuals and the amounts set forth below.

Number of Shares	Consideration	Name

5,000	$50	Melvin & Judith Einsidler
20,000	$200	William C. Gascoigne
5,000	$50	Robert Bradley
5,500	$55	Donald Einsidler
100,000	$1,000	Jacobs Enterprises, Ltd
45,000	$450	Robert W. Simmons
10,000	$100	Robert Reynolds
11,000	$110	Richard Davis
30,000	$300	Dennis Kaboth
7,500	$75	Jeremy Isaacs
2,500	$25	David & Lois Einsidler
16,500	$165	Barry Isaacs
5,500	$55	Risa Einsidler
137,000	$1,370	Bruce Theuerkauf
19,500	$195	Ralph T. Meloro, Trustee of the Lisa B. Meloro Irrevocable Trust
40,000	$400	Dennis Noel
60,000	$600	Donald S. Heauser
30,000	$300	Eric Hample
150,000	$1,500	Dennis and MaryJo Gabriel
2,215	$22	Diane Leeds Einsidler
10,000	$100	Vladimir & Glida Scerbo
160,000	$1,600	Robert Scerbo
2,500	$25	Marc & Caryn Schneider
5,500	$55	Charles Ras
50,000	$500	James Ford
5,000	$50	John Phelps
21,000	$210	Sean Fleming
75,000	$750	Neilson Family Trust
150,000	$1,500	Michael McNally
2,500	$25	Joseph G. Hoenigmann
2,500	$25	Christopher Pesce

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100,000	$1,000	Clarene O Hample Revocable Trust, Brent Hample Trustee
7,500	$75	Leah & Greg Isaacs
67,000	$670	Joan M. Jacobson
17,000	$170	Christian Farr
20,000	$200	John Cooper
25,000	$250	Steve Remmert
25,000	$250	Gerald Smart Trust
6,500	$65	Michael Einsidler
16,667	$167	Alexander Biggs
16,667	$167	Thomas B. Biggs
7,000	$70	Leland Beckley
7,000	$70	Byron Beckley
7,000	$70	Trenton Toftoy
10,000	$100	James Iverson
100,000	$1,000	Robert & Cynthia Toftoy
25,000	$250	Joel Ripmaster
7,000	$70	Patricia Nauman
3,500	$35	Ralph Toftoy
5,000	$50	Monica Sherman
40,000	$400	Richard Rinella
5,000	$50	Bernard Rinella
17,000	$170	Breff Leasing
7,000	$70	Underhill Trucking -
25,000	$250	Gerald Smart Trust
200,000	$2,000	Henry Moxely
10,000	$100	Nicole Saunders
10,000	$100	Glenda Weiss
3,200	$32	Terry Jacobson
38,000	$380	Tom Ness
5,000	$50	John Bryan
25,000	$250	Robert & Donna Wittenauer
25,000	$250	Donna Wittenauer FBO LK Latimer
5,000	$50	Timothy Scott
10,000	$100	Patrick J. Donovan
25,000	$250	Mihcael Pryblo
100,000	$1,000	Adelaide Biggs
15,000	$150	George Biggs
15,000	$150	Marcia Biggs
15,000	$150	Adelaide Andrews
4,000	$40	Amanda Germany
40,000	$400	Paul Dragul
6,250	$63	Daniel and Lesli Underhill
2,500	$25	Stephen Cohen
3,400	$34	Ron Anderson
60,000	$600	Cracked Crab LLC
7,500	$75	Jeff Rosenberg
40,000	$400	Glenda Weiss
50,000	$500	Christopher Jacobs
2,500	$25	Joseph Willen
35,000	$350	Paul Dragul
40,000	$400	Steward Mosko

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25,000	$250	Gary Walford
50,000	$500	Brian Remington
10,000	$100	Daniel Rainey
50,000	$500	E. Dean Davis
25,000	$250	Lawson Farmer
25,000	$250	Cain Griffin Group, LLc
6,000	$60	Charles W. Jones
4,000	$40	FNB Griffin custodian for Individual IRA Charles W. Jones
2,500	$25	Edward Vitko
2,500	$25	Mike Vitko
11,667	$117	Robert & Cynthia Toftoy
500	$5	Marla Alstadt
250	$3	Gary Lee Young

From July 2012 through September 2012, we have shares of our common stock at a price of $1.00 per share in exchange for cash to the individuals and the amounts set forth below.

Number of Shares	Consideration	Name

8,000	$8,000	Robert & Cynthia Toftoy
15,000	$15,000	Bruce Theuerkauf Jr.
50,000	$50,000	James Ford
1,000	$1,000	Brian Hassett
25,000	$25,000	Willie Love
15,000	$15,000	Robert Reynolds
100,000	$100,000	Edward Vitko
10,000	$10,000	Caryn & Marc Schneider
1,000	$1,000	Diane Leeds Einsidler
4,876	$4,876	Bruce Molloy FBO Mariana Molloy
6,000	$6,000	Bruce Molloy
10,000	$10,000	Larry & Gayla Johnson
12,000	$12,000	David Newman
25,000	$25,000	Michael Faletti, Jr.
5,000	$5,000	Robert Bradley
2,250	$2,250	Thomas G. Nixon
20,000	$20,000	Jonathan Sherman,
25,000	$25,000	William and Suzanne Knopf
100,000	$100,000	Alexander Withall Declaration fo Trust- W. Knopf Trustee
10,000	$10,000	Bruce Molloy
50,000	$50,000	Christopher Jacobs
10,000	$10,000	Henry H. Moxley
6,000	$6,000	James H. Campbell
2,750	$2,750	Thomas and Linda Nixon
25,000	$25,000	Michael Pryblo
5,000	$5,000	James Iverson
37,000	$37,000	Paul Dragul
30,000	$30,000	David Kelley
6,000	$6,000	Cottonwood NB LLC

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2,800	$2,800	Karen A. Baker
5,000	$5,000	Rodney J. Buhr
5,000	$5,000	Spyglass Capital Group LLC
2,000	$2,000	Samuel H. Rabin
14,000	$14,000	Ronald Cox
5,000	$5,000	Willie and Carol Love, Jr
20,000	$20,000	Steven A. Scalf
10,000	$10,000	Keil & Elizabeth Johnson
10,000	$10,000	Russel D. and Judith A. Noel
20,000	$20,000	Robert and Cynthia Toftoy
50,000	$50,000	Joan jacobson Trust
50,000	$50,000	James R. Stewart
5,000	$5,000	Irene A. Brown
5,000	$5,000	James Iverson
3,000	$3,000	Kenneth Knudson
100,000	$100,000	Dennis and MaryJo Gabriel
20,000	$20,000	Robert Scerbo
50,000	$50,000	Edward Vitko
30,000	$30,000	Falettiko Oil & Gas, LLc
25,000	$25,000	Mike Vitko
7,000	$7,000	Larry & Gayle Johnson
5,000	$5,000	Willie and Carol Love
6,000	$6,000	Vladimir Scerbo
25,000	$25,000	Robert Reynolds
10,000	$10,000	Bruce Theuerkauf Jr.
35,000	$35,000	Cain Griffin Group, Inc
30,000	$30,000	David. D. Duvick
25,000	$25,000	Caroline Justice
10,000	$10,000	Cottonwood NB LLC
10,000	$10,000	Steven A. Scalf
2,250	$2,250	Gary Lee Young
30,000	$30,000	David Kelley
10,000	$10,000	Sauney & Geraldine Pippin
20,000	$20,000	Steve Scalf
30,000	$30,000	Bernard Bols
16,667	$16,667	Breff Leasing
33,334	$33,334	Gary Underhill
50,000	$50,000	Bill Baber
13,000	$13,000	Debbie Hamen
2,000	$2,000	Bruce Theuerkauf Jr
81,000	$81,000	Dayspring Capital, LLC
12,500	$12,500	Tom Ness
7,500	$7,500	Robert Toftoy
2,500	$2,500	Edward Vitko
2,500	$2,500	Mike Vitko

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From October 2012 through December 2013, we have shares of our common stock at a price of $2.25 per share in exchange for cash to the individuals and the amounts set forth below.

Number of Shares	Consideration	Name

10,000	$22,500	Tamar and Bruce Mar
44,444	$99,999	James R. Stewart
40,000	$90,000	Rich Sharpenter
50	$113	Kathie Hayes
500	$1,125	Maria Terrazas
2,222	$5,000	Tim L. Briggs
1,000	$2,250	Edward W. Sharpenter
1,600	$3,600	Rodney Buhr
20,000	$45,000	Alexander Withall/ Knopf
20,000	$45,000	Eric Hample
9,955	$22,399	Rich Sharpenter
50	$113	Ned Sharpenter
50	$113	Becky sharpenter
50	$113	Nick Sharpenter
50	$113	Lindsey Sharpenter
50	$113	Lillian Sharpenter
50	$113	Marc Sharpenter
50	$113	Leanne Sharpenter
50	$113	Joanne Blincoe
50	$113	Jim Blincoe
50	$113	Todd Blincoe
50	$113	Marie Blincoe
50	$113	Sophie Blincoe
50	$113	Emma Blincoe
50	$113	Tom Blincoe
50	$113	Judy Blincoe
50	$113	Jay Blincoe
50	$113	Emily Blincoe
225	$506	Trevor J. Buhr

135,000	$303,750	William Knopf

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From January 2013 through December 2013, we have shares of our common stock at a price of $3.00 per share in exchange for cash to the individuals and the amounts set forth below.

Number of Shares	Consideration	Name

20,000	$60,000	Dr William R. King
10,000	$30,000	Ronney Ledford Jr. LLc
10,000	$30,000	Francis Construction
10,000	$30,000	Lorie J. and Josephine Mangham, Jr.
10,000	$30,000	Tim Dender
1,034	$3,102	Rich Sharpenter
1,000	$3,000	Karen Anderson Baker
10,000	$30,000	William & Joyce Babb
6,665	$19,995	Ronnie Cain
7,000	$21,000	William Stewart
16	$48	Rich Sharpenter
16,667	$50,001	Seth Sleezer IV
8,333	$24,999	Ronney Ledford Jr.
66,667	$200,001	Lester Ranew
46,667	$140,001	FNB Griffin Custodian for Individual IRA Timothy R. Dender
10,000	$30,000	FNB Griffin Custodian for individual IRA Linda Jordan
2,000	$6,000	Kenneth and Shirley Thompson
13,334	$40,002	Barry L. Jacobson
26,667	$80,001	James and Teresa Stewart
8,334	$25,002	Jared and Christina Adam
3,333	$9,999	Ronnie Can
1,671	$5,013	Patricia K. Huber
10,000	$30,000	Amanda Remington
13,334	$40,002	Arthur C. Krepps III
10,000	$30,000	C. Roan Berry
1,500	$4,500	Creative Solutions Invesments, LLC
1,000	$3,000	Darrell L & Mary A Gulseth JTWROS
15,000	$45,000	Herbert T. Sears
20,000	$60,000	James and Teresa Stewart
500	$1,500	Kelly Anderson
500	$1,500	Kirk Anderson
500	$1,500	Kyle Anderson
3,500	$10,500	Mitchell Gulseth
20,000	$60,000	Raymond Dender
10,000	$30,000	Richard Coleman Clements
8,333	$24,999	Ronny Ledford Jr.
10,000	$30,000	SCI Investments, LLC
2,000	$6,000	Star Net Investments, LLC
100,000	$300,000	Robert E. Long
10,000	$30,000	Timothy Dender

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500	$1,500	Kelly Anderson
500	$1,500	Kirk Anderson
500	$1,500	Kyle Anderson
500	$1,500	Marla Alstadt
10,000	$30,000	Amanda Remington
8,333	$24,999	Ronny Ledford Jr.
10,000	$30,000	Richard Coleman Clements
1,500	$4,500	Creative Solutions Invesments, LLC
2,000	$6,000	Star Set Investments, LLC
20,000	$60,000	Raymond Dender
20,000	$60,000	James and Teresa Stewart

3,333	$10,000	Ray & Betty Chally
10,000	$30,000	M&M Funding, LLC
12,000	$36,000	FNB Griffin Custodian for William C. Weldon IRA
10,000	$30,000	FNB Griffin Custodian for Wendy Williams IRA
10,000	$30,000	FNB Griffin Custodian for Lewis G. Sanders IRA
10,000	$30,000	FNB Griffin Custodian for William House Jr. IRA
10,000	$30,000	M Sleezer
10,000	$30,000	D Duffy
16,333	$48,999	C Hopkins
3,333	$9,999	FNB Griffin Custodian for D Wren
3,334	$10,000	F Simonton

SECURED CONVERTIBLE PROMISSORY NOTE OFFERING

In September 2013, we commenced a private offering of $2,000,000 Secured Convertible Promissory Notes in order to complete the purchase of the remaining 37.5% WI in the Five JABS property discussed earlier in the document. These notes are due in September 2014 and are convertible into shares of our common stock in whole or in part at a conversion price of $3.60 per share 6 months after issuance of the secured convertible promissory note. The offering was not fully subscribed and a total of $1,535,000 was raised.

Noteholder	Amount of the Note
Tincup Oil and Gas , LLC (1)	$250,000
C. Roan Berry/Environtech Corp.	$100,000
Timothy Dender	$400,000
Dennis W. & Mary J. Gabriel	$60,000
Charles Jones	$100,000
Estate of William King	$100,000
Estate of William King	$500,000
Caroline J. Fisher, Ph. D	$25,000

(1) Mr. Ranew, a former director of the Company, is a member of Tincup Oil and Gas, LLC.

Exemption from Registration Claimed

Sales and issuances by us of the unregistered securities listed above were made by us in reliance upon Rule 506 of Regulation D to the individuals listed above. All of the individuals and/or entities listed above that purchased the unregistered securities were all known to us and our management, through pre-existing business relationships, as long standing business associates, friends, and employees. All purchasers were provided access to all material information, which they requested, and all information necessary to verify such information and were afforded access to our management in connection with their purchases. All purchasers of the unregistered securities acquired such securities for investment and not with a view toward distribution, acknowledging such intent to us. All certificates or agreements representing such securities that were issued contained restrictive legends, prohibiting further transfer of the certificates or agreements representing such securities, without such securities either being first registered or otherwise exempt from registration in any further resale or disposition. Each purchaser made written representation under Rule 506 of Regulation D, including net worth and sophistication. We required written representation that each purchaser who was not an accredited investor, either alone or with his purchaser

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representative, had such knowledge and experience in financial and business matters that he/she was capable of evaluating the merits and risks of the prospective investment, and the issuer reasonably believed (based on written representations) immediately prior to making any sale that the purchaser came within this description.

Shares Issued for Compensation or Services

Since our inception, March 28, 2012 through December 31, 2013, we have issued shares of our common stock in exchange for services to the individuals and the amounts set forth below.

Number of Shares	Consideration	Name

2,000,000	Services	W Edward Nichols (1)
2,000,000	Services	Donald Walford (2)
75,000	Services	Lisa Baird
500,000	Services	William Young (1)
750,000	Services	Marc Pindus
150,000	Services	Michael Littman
15,000	Services	Debbie Hamen
15,000	Services	Joe Ford
15,000	Services	Herb Sears
200,000	Services	Hawkeye Oil and Gas Ventures LLC
50,000	Services	William Baber
10,000	Services	Joe Ford
175,000	Services	Prabhas Panigrahi
25,000	Services	Paul Dragul (1)
270,000	Services	Maxim Group Inc.

MATERIAL RELATIONSHIPS

(1) Director/Officer

(2) Former Director/Officer

Exemption from Registration Claimed

All of the sales by us of the unregistered securities listed immediately above were made by us in reliance upon Section 4(2) of the Act. All of the individuals and/or entities listed above that purchased the unregistered securities were all known to us and our management, through pre-existing business relationships, as long standing business associates, friends, and employees. All purchasers were provided access to all material information, which they requested, and all information necessary to verify such information and were afforded access to our management in connection with their purchases. All purchasers of the unregistered securities acquired such securities for investment and not with a view toward distribution, acknowledging such intent to us. All certificates or agreements representing such securities that were issued contained restrictive legends, prohibiting further transfer of the certificates or agreements representing such securities, without such securities either being first registered or otherwise exempt from registration in any further resale or disposition.

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ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Description

3(i).1	Articles of Incorporation of Three Forks, Inc. – 3/28/12	(1)

3(i).2	Articles of Organization of Three Forks No. 1, LLC – 11/8/2012	(1)

3(i).3	Articles of Incorporation of Three Forks Operating Company, Inc. – 1/2/13	(1)

3(i).4	Articles of Amendment – Name Change to TFI Operating Company, Inc. – 2/8/13	(1)

3(i).5	Articles of Organization of Three Forks LLC No. 2 – 12/4/13	(2)

3(ii).1	Bylaws of Three Forks, Inc.	(1)

3(ii).2	Bylaws of TFI Operating Company (fka Three Forks Operating Company, Inc.)	(1)

5.1	Opinion re: Legality	(7)

10.1	Employment Agreement, Donald Walford	(1)

10.2	Amendment to Employment Agreement, Donald Walford	(1)

10.3	Consulting Agreement with W. Edward Nichols	(1)

10.4	Amendment to Consulting Agreement with W. Edward Nichols	(1)

10.5	Employment Agreement, Charles Pollard	(1)

10.6	Operating Agreement of Three Forks No. 1, LLC	(1)

10.7	Amendment to Operating Agreement of Three Forks No. 1, LLC	(1)

10.8	Certificate of Designation of Class A Convertible Preferred Stock	(1)

10.9	Stock Option Plan	(1)

10.10	Farmout Agreement	(1)

10.11	Purchase & Sale Agreement, Three Forks, Inc. & TFI No. 1, LLC 12/31/12	(1)

10.12	Purchase, Sale & Participation Agreement, Five Jab, Inc. & Three Forks, Inc. 2/27/13	(5)

10.13	Blue Quail, Ltd. Participation Agreement 4/8/13	(1)

10.14	1st Amendment to Purchase, Sale & Participation Agreement, Five Jab, Inc. & Three Forks, Inc. 4/30/13	(1)

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10.15	2nd Amendment to Purchase, Sale & Participation Agreement, Five Jab, Inc. & Three Forks, Inc.	(1)

10.16	3rd Amendment to Purchase, Sale & Participation Agreement, Five Jab, Inc. & Three Forks, Inc.	(1)

10.17	4th Amendment to Purchase, Sale & Participation Agreement, Five Jab, Inc. & Three Forks, Inc.	(1)

10.18	Form of Convertible Promissory Note & Mortgage, Security and Pledge Agreement	(4)

10.19	Operating Agreement of Three Forks No. 2, LLC	(2)

10.20	Credit Agreement, dated May 9, 2014	(6)

10.21	Executive Employment Agreement with Terrence R. Manning	(6)

23.1	Consent of Attorney	(7)

23.2	Consent of Independent Registered Public Accounting Firm	(7)

23.3	Consent of Ralph E. Davis & Associates	(7)

99.1	Reserve Study, dated June 23, 2014	(7)

101.INS	XBRL Instance Document	(7)

101.SCH	XBRL Taxonomy Extension Schema Document	(7)

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document	(7)

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document	(7)

101.LAB	XBRL Taxonomy Extension Label Linkbase Document	(7)

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document	(7)

(1) Incorporated by reference from the exhibits included in the Company’s Form 10-12G/A filed with the Securities and Exchange Commission (www.sec.gov), filed October 29, 2013.

(2) Incorporated by reference from the exhibits included in the Company’s Form 10-12G/A No. 2 filed with the Securities and Exchange Commission (www.sec.gov), filed January 31, 2014.

(3) Pursuant to Rule 406T of Regulation S-T, this interactive data file is deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, is deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, and otherwise is not subject to liability under these sections.

(4) Incorporated by reference from the exhibits included in the Company’s Form 10-12G/A No. 3 filed with the Securities and Exchange Commission (www.sec.gov), filed February 19, 2014.

(5) Incorporated by reference from the exhibits included in the Company’s Form 10-12G/A No. 4 filed with the Securities and Exchange Commission (www.sec.gov), filed April 8, 2014.

(6) Incorporated by reference from the exhibits included in the Company’s Form S-1/A No. 5 filed with the Securities and Exchange Commission (www.sec.gov), filed July 3, 2014.

(7) Incorporated by reference from the exhibits included in the Company’s Form S-1/A No. 6 filed with the Securities and Exchange Commission (www.sec.gov), filed on August 6, 2014.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Broomfield, State of Colorado, on August 12, 2014.

THREE FORKS, INC.

/s/ W. Edward Nichols	August 12, 2014
W. Edward Nichols
(Chief Executive Officer and Principal Accounting Officer and Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

/s/ W. Edward Nichols	August 12, 2014
Edward Nichols, Chairman of the Board of Directors

/s/ Charles W. Pollard	August 12, 2014
Charles W. Pollard, Director

/s/ William F. Young	August 12, 2014
William F. Young, Director

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